Exhibit 99.1

         CastlePoint Holdings, Ltd. Announces Issuance by Subsidiary of
           $30 million of Subordinated Debentures in Connection with
                   an Offering of Trust Preferred Securities

     HAMILTON, Bermuda--(BUSINESS WIRE)--Sept. 28, 2007--CastlePoint Holdings, Ltd. (NASDAQ:CPHL) today announced that its subsidiary, CastlePoint Bermuda Holdings, Ltd., had on September 27, 2007 raised $30 million through the offering of subordinated debentures. The subordinated debentures have a stated maturity of 30 years, pay interest quarterly, and are redeemable at par on or after five years from September 27, 2007. The interest rate is fixed at 8.39% for the first five years and the coupon rate will float quarterly thereafter at the three-month LIBOR interest rate plus 350 basis points.

     The subordinated debentures were issued to CastlePoint Bermuda Holdings Statutory Trust I, a special purpose finance subsidiary, in connection with the trust's offering of $30,000,000 in trust preferred securities. The trust preferred securities and the subordinated debentures have substantially identical terms. Payments under the trust preferred securities will be guaranteed by CastlePoint Bermuda Holdings, Ltd.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered. The subordinated debentures and the trust preferred securities have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

     About CastlePoint Holdings, Ltd.

     CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

     CPHL-F

     Cautionary Note Regarding Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint's actual results to differ materially from those indicated in these statements. The company believes that these factors include but are not limited to ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint's underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company's business plan; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of the company's investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint's products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint's reinsurers to pay claims timely or at all; decreased demand for the company's insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint's insurance policies or the policies that it reinsures; changes in accounting policies or practices; changes in general economic conditions, including inflation and other factors; CastlePoint's relatively short operating history; delays in obtaining any necessary regulatory approvals; CastlePoint's relationship with Tower Group, Inc. as its current largest client and its continued growth; the ability to write business for other clients; CastlePoint's additional capital needs to support continued growth; actual results, changes in market conditions and the occurrence of catastrophic losses and other factors that may change CastlePoint's business methods and the amount of risk assumed. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

     For more information visit CastlePoint's website at http://www.castlepoint.bm/.


     CONTACT: CastlePoint Holdings, Ltd.
              Joel Weiner, 441-294-6409
              Senior Vice-President and CFO
              Joel.weiner@castlepoint.bm